SUBSIDIARIES OF THE REGISTRANT


                                                                                                     State of
                                                                                   Percentage      Incorporation
                                                                                       of               or
                 Parent                                Subsidiary                   Ownership      Organization
---------------------------------------- --------------------------------------- -------------- ---------------
MUTUALFIRST Financial, Inc.              Mutual Federal Savings Bank                  100%        United States
---------------------------              ---------------------------                  ----        -------------
Mutual Federal Savings Bank              First M.F.S.B. Corporation                   100%           Indiana
---------------------------              --------------------------                   ----           -------
Mutual Federal Savings Bank              Third M.F.S.B. Corporation                   100%           Indiana
---------------------------              --------------------------                   ----           -------
